Exhibit 99.2

QBD (QSIP) Limited

PO Box 1075, Elizabeth House, 9 Castle Street, St Helier,

Jersey JE4 2PQ Channel Islands

April 24, 2017

The Technology Partnership plc

Melbourn Science Park,

Melbourn,

Hertfordshire, SG8 6EE

United Kingdom

Attention: Dr. Sam Hyde, Managing Director

Dear Sir,

I write with reference to the Intellectual Property Rights Agreement between The Technology Partnership plc (“TTP”) and QBD (QSIP) Limited (“QBD-IP”) made on March 4, 2014 (the “IPR Agreement”). This letter records certain proposed amendments to the IPR Agreement that we have discussed. By signing this letter we are agreeing to the revised terms set out herein, on behalf of QBD-IP. If you on behalf of TTP also agree to these amended terms, please print and counter-sign this letter in the space provided and scan and email it back to me for our records.

We have agreed that the IPR Agreement shall be amended as follows:

1.	Under Section 2.11.2 the due date for the payment of up to USD$7,000,000 of amounts payable by QBD-IP to TTP, which as of April 24, 2017 have not yet been paid, shall be as follows:

a.	[***] upon receipt of the first Ortho Clinical Diagnostics milestone;

b.	[***] on September 30, 2018;

c.	[***] on September 30, 2019;

d.	[***] on September 30, 2020; and

e.	[***] on September 30, 2021.

2.	This amendment is made subject to all other provisions of the IPR Agreement.

Yours Sincerely,

/s/ Paul Cowan

Paul Cowan

Chairman and CEO

QBD (QS-IP) Limited

Agreed by Dr. Sam Hyde, Managing Director, for and on behalf of The Technology Partnership plc.

/s/ Sam Hyde

[***] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.